July 24, 2008

Birmiwal Investment Trust

24140 E. Greystone Lane

Woodway, Washington  98020

Re: Birmiwal Investment Trust, File Nos. 333-102801 and 811-21289

Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective  Amendment No. 1 to the Birmiwal Investment Trust Registration Statement (the "Registration Statement").  We hereby give you our consent to all references to us in Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933, Amendment No. 8 under the Investment Company Act of 1940.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP